SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 24, 2013

DESERT HAWK GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169701	82-0230997
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1290 Holcomb Avenue, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 787-8198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On July 24, 2013, we entered into an Eighth  Amendment (the “Eighth Amendment”) to our Investment Agreement with DMRJ Group I, LLC (“DMRJ Group”), which further amended the Investment Agreement, dated as of July 14, 2010, as previously amended (the “Investment Agreement”), pursuant to which, among other things, DMRJ Group has made available to us a senior secured term loan credit facility of up to $6,500,000.  The Eighth Amendment allows us to make a further request for term loan advances under the Investment Agreement of up to $150,000.  These proceeds may be used by us for annual lease payments and for working capital and ordinary general corporate purposes.  The maturity date of this and all prior advances is now set at September 30, 2013.  All advances permitted under this Eighth Amendment will bear interest at a rate of 2% per month.  As of the date of the Eighth Amendment the total principal and interest owed by the Company under the Investment Agreement are $7,182,174, plus fees and expenses.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Eighth Amendment creates a direct financial obligation of the Company as described in Item 1.01 above.  The information in response to Item 1.01 above in regard to the Eighth Amendment is incorporated into this item

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

Description

99.1

Eighth Amendment to Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Desert Hawk Gold Corp.

Date:  July 30, 2013

By  /s/ Rick Havenstrite

Rick Havenstrite, President

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